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                             EMPLOYMENT AGREEMENT



     THIS AGREEMENT (the "Agreement") entered into as of the 1st day of November 2001, (the "Effective Date") by and between NATIONAL COMMERCE FINANCIAL CORPORATION, a Tennessee corporation (the "Company"), and ERNEST C. ROESSLER ("Employee").


                                 R E C I T A L S:


     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company's shareholders to encourage the continued executive leadership of the Employee; and

     WHEREAS, the Board of Directors has determined that it is in the best interests of the shareholders to bring the contractual employment arrangements of the Employee and the Chairman of the Board of Directors into greater conformity; and

     WHEREAS, the employee is willing for his current employment agreements with the Company to terminate simultaneously with the commencement of the term of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the mutual provisions contained herein, and for other good and valuable consideration, the parties agree to enter into this Agreement and to agree with each other as follows:

     1.   EMPLOYMENT

          A.  Position and Duties.  While employed by the Company on active
              -------------------
status, the Employee shall serve as President and Chief Executive Officer of the Company, with the authority, duties and responsibilities commensurate with such positions. While employed by the Company on active or part-time status, Employee shall serve as a member of the Board of Directors and until such time as the Employee retires from service on the Board of Directors, the Employee shall serve as a member of the Executive Committee of the Board of Directors. While employed by the Company on active status, the Employee's services shall be performed in Memphis, Tennessee.

          B. The Employee shall not, during the term of his employment under this Agreement, be engaged in any other activities if such activities interfere materially with the Employee's performance of his current duties and responsibilities for the Company, except for such

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other activities as shall hereafter be carried on with the Company's consent.
The Company shall be deemed to have consented to the Employee's election now or in the future to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (iii) make and manage personal investments that do not violate in any material respect the terms of Sections 6, 7 or 8 hereof to the extent any such activities or types of activities have been conducted by the Employee during any period of the Employee's employment with the Company prior to the Effective Date. Further, if the Employee should enter part-time status, the limitations of this Section 1(B) shall be subject to, and deemed modified by, the provisions of Section 4(D).

     2.  TERM

     Subject only to the provisions of either Section 3(F) or Section 4 hereof, the "term" of the Employee's employment under this Agreement shall commence on the Effective Date and end on July 5, 2006. The expiration of the term of this Agreement shall in no way limit or otherwise affect adversely any of the Employee's or his spouse's rights in or entitlements to benefits provided to the Employee or his spouse pursuant to Sections 4(D)(iii) (as it relates to stock incentive plans), 4(D)(viii), 4(H), and 4(I) (as it relates to stock incentive plans) of this Agreement.

     3.  COMPENSATION

     For all services rendered by the Employee while on active status under this Agreement (which term shall mean the Employee's employment under this Agreement at all times other than during such period as the Employee has elected part-time status as provided in this Agreement), the Company agrees to compensate the Employee for each compensation year (January 1 through December 31) during the term hereof, as follows:

          A.  Base Salary.  A base salary shall be payable to the Employee by
              -----------
the Company as a guaranteed annual amount under this Agreement equal initially to the sum of $750,000.00 per compensation year (the "Base Salary"), which shall be payable in intervals consistent with the Company's normal payroll schedules (but in no event less than semi-monthly). The Base Salary shall be subject to being increased (but not decreased or adjusted other than as provided in Section 4 of this Agreement) in the sole discretion of the Board of Directors but only in such form and to such extent as the Board of Directors may from time to time approve. The official action of the Board of Directors increasing the Base Salary payable to the Employee shall modify the amount of Base Salary stated in this Section 3(A).

          B.  Other Compensation.  The Employee shall be entitled to participate
              ------------------
in all incentive or supplemental compensation plans and arrangements instituted by the Company and

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covering its principal executive officers and to receive additional compensation from the Company in such form and to such extent, if any, as the Board of Directors may in its sole discretion from time to time specify and determine with respect to the Company's principal executive officers generally; provided, however, in the event the Employee shall go on part-time status for any reason, the Employee shall nevertheless be entitled to be paid pro rata incentive or supplemental compensation for the year ending in the compensation year in which the Employee goes on part-time status, for the number of calendar months during such fiscal year that Employee shall have been on active status, at the same time, on the same basis and to the same extent as any of the Company's principal executive officers on active status are selected by the Board of Directors to receive any incentive or supplemental compensation award for such fiscal year. The phrase "principal executive officers' as used in this Agreement shall mean the Chairman of the Board of the Company, the other senior executive officers of the Company and/or its affiliated companies and such other officers of the Company as are designated by the Company's Board of Directors as "principal executive officers."

          C.  Incentive Awards.  Effective July 5, 2000, the Company granted the
              ----------------
Employee 100,000 shares of restricted common stock of the Company (the "Restricted Stock") and a stock option to acquire 300,000 shares of the Company's common stock (the "Option"), in each case pursuant to the terms of the Company's 1994 Stock Plan (the "Plan"). The Option has a ten-year term from the date of grant, without regard to the Employee's earlier termination of employment. The Option has an exercise price equal to the fair market value of the stock subject thereto on the date of grant. The Restricted Stock and the Option shall vest in three equal installments, on each of the first, second and third anniversaries following July 5, 2000, provided, that notwithstanding the foregoing, the Restricted Stock and the Option shall immediately vest and be exercisable or transferable upon a Change in Control of the Company or upon the termination of Employee's employment (or, as applicable, change in status to part-time) (x) due to his death or Disability, (y) by the Company other than under Sections 4(A)(i) or (ii) or (z) by the Employee under Section 4(C)(ii). The number of shares of the Restricted Stock and the number of shares of common stock underlying the Option and the exercise price thereof shall be appropriately and proportionately adjusted simultaneously with any changes in capitalization or any reorganization of the Company, as provided for in the Plan.

          D.  Other Benefits.  The Employee shall be entitled to participate in
              --------------
all of the pension group life/medical/dental/accidental/disability insurance, thrift, savings, deferred compensation, incentive compensation, stock option, stock rights, stock units, stock awards, vacation, automobile allowance, fringe benefit, allowances, accommodations, employee welfare, employee benefit and other plans, practices, programs and arrangements as are from time to time available on generally applicable to the principal executive offers on a basis no less favorable than provided to any other principal executive officer.

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          E.  Tax Indemnity.  Should any of the payments of Base Salary, Part-
              -------------
Time Base Salary, other incentive or supplemental compensation, benefits, allowances, awards, payments, reimbursements or other perquisites (including the payments provided for under this Section 3(E), singly, in any combination or in the aggregate, that are provided for hereunder to be paid to or for the benefit of the Employee (including, without limitation, the payment provided for in Section 3(F) hereof) or under any other plan, agreement or arrangement between the Employee and the Company, be determined or alleged to be subject to an excise or similar purpose tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, or any successor or other comparable federal, state or local tax laws, the Company shall pay to the Employee such additional compensation as is necessary (after taking into account all federal, state and local income taxes payable by the Employee as a result of the receipt of such additional compensation) to place the Employee in the same after tax position (including federal, state and local taxes) he would have been in had no such excise or similar purpose tax (or any interest or penalties thereon) been paid or incurred. The Company hereby agrees to pay such additional compensation within five (5) business days after the Employee notifies the Company that the Employee intends to file a tax return which takes the position that such excise or similar purpose tax is due and payable in reliance on a written opinion of the Employee's tax counsel (such tax counsel to be chosen solely by the Employee) that it is more likely than not that such excise tax is due and payable. The costs of obtaining such tax counsel opinion shall be borne by the Company, and as long as such tax counsel was chosen by the Employee in good faith, the conclusions reached in such opinion shall not be challenged or disputed by the Company. If the Employee intends to make any payment with respect to any such excise or similar purpose tax as a result of an adjustment to the Employee's tax liability by any federal, state or local tax authority, the Company will pay such additional compensation by delivering its cashier's check payable in such amount to the Employee within five (5) business days after the Employee notifies the Company of his intention to make such payment.
Without limiting the obligation of the Company hereunder, the Employee agrees, in the event the Employee makes any payment pursuant to the preceding sentence, to negotiate with the Company in good faith with respect to procedures reasonably requested by the Company which would afford the Company the ability to contest the imposition of such excise tax; provided, however, that the Employee will not be required to afford the Company any right to contest the applicability of any such excise tax to the extent that the Employee reasonably determines (based upon the opinion of his tax counsel) that such contest is inconsistent with the overall tax interests of the Employee. For purposes of this Section 3(E), payments from the Company or any affiliated companies or successor shall be treated as payments from the Company.


          F.  (i)  Change in Control - Operation of Section  3(F).
                   ----------------------------------------------

               (a) This Section 3(F) shall be effective, but not operative, immediately upon execution of this Agreement by the parties hereto and shall remain in effect so long as the Employee remains employed by the Company on active status or part-time status, but

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     shall not be operative unless and until there has been a Change in Control, as defined in 3(F)(i)(b). Upon such a Change in Control, this Section 3(F) shall become operative immediately.

               (b) "Change in Control" shall mean a change in control of the Company that shall be deemed to have occurred if and when, with or without the approval of the Board of Directors of the Company incumbent prior to the occurrence,

                 (1) more than 25% of the outstanding securities entitled to vote in elections of directors of the Company shall be acquired by any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than by any "person" which includes the Employee; or

                 (2) as the result of a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, the persons who were directors of the Company immediately before the transaction shall cease to constitute a majority of the Board of Directors or of any successor.

               (ii) Employee's Rights Upon Change in Control.  If, while the
                    ----------------------------------------
     Employee is employed by the Company on active status or part-time status pursuant to Section 4(C) (iii) or Section 4(F), a Change in Control (as defined in Section 3(F)(i)(b)) occurs, the Employee may, in his sole discretion, within eighteen (18) months, if he is on active status (twelve
     (12) months after the date of the Change in Control if he is on part-time status at the time of the Change in Control), give notice to the Secretary of the Company that he intends to elect to exercise his rights under this
     Section 3(F) (the "Notice of Intention"). The right to give such Notice of Intention to elect to receive the payment provided for in Section 3(F)(iii) shall continue for eighteen (18) or twelve (12) months, as applicable, from the date of the Change in Control irrespective of any action by the Company pursuant to Section 4(A) (iii) or Section 4(F) or by the Employee pursuant to Section 4(C) (ii) or (iii) within such eighteen
     (18) or twelve (12) month period. Within thirty (30) days after the Company's receipt of the Notice of Intention, the Company shall provide written notice to the Employee setting forth the Company's computation of the amount that would be payable pursuant to Section 3(F)(iii), accompanied by the written opinion of the Company's independent certified public accountants confirming the Company's computation. If the Employee takes exception to the Company's computation of such amount, the Employee may (but shall not be prejudiced in his right to later contest the amount actually paid by failure to do so) give a further written notice to the Company setting forth in reasonable detail the Employee's exceptions to the Company's computation, accompanied by the written opinion of the Employee's tax advisor confirming the basis for such exceptions. Exercise by the Employee of his rights to receive the payment provided for in Section 3(F)
     (iii) hereof pursuant to this Section  3(F) shall only

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     be made by giving further notice to the Secretary of the Company (the
     "Notice of Exercise") within six (6) months from the date of the Notice of Intention.

               (iii)    Payment Upon Change in Control.
                        ------------------------------

               (a) If the Employee gives the Notice of Exercise described in
     Section 3(F)(ii) to the Company, the Company shall pay the Employee a lump sum amount equal to three (3) times the Employee's average of the total annual direct compensation paid to Employee by the Company (whether under this Agreement, a predecessor agreement or otherwise) for the two (2) highest of the three (3) compensation years immediately preceding the compensation year in which the Notice of Intention specified in Section 3(F)(ii) is given.

               As used in this Agreement, the phrase "total annual direct compensation" shall mean:

               (1) The gross amount of Base Salary (as from time to time adjusted) paid to the Employee during a compensation year; plus

               (2) All other forms of direct compensation attributable to that specific compensation year whether or not actually paid to the Employee during a subsequent compensation year. Direct compensation shall include, but not be limited to, allowances or incentive or supplemental compensation awards made to the Employee and any amounts paid by the Company for the benefit of the Employee into any savings, deferred compensation or similar Company-sponsored plan or arrangement. Direct compensation shall not include (x) any amounts that must be recognized as compensation in any such compensation year as a result of the Employee's exercise of a stock option, exercise of a stock appreciation right, disqualified disposition of stock acquired pursuant to the exercise of an incentive stock option or receipt of an award or unit of the Company's (or any successor's) stock, or (y) any amounts received by the Employee during a compensation year which would, as hereinabove provided, be taken into account in computing the direct compensation for a prior compensation year. Direct compensation shall also not include any amounts received by the Employee in connection with the merger of the Company with CCB Financial Corporation.

               The Company shall, within five (5) business days after the date of the Notice of Exercise, deliver to the Employee its cashier's check in the amount payable pursuant to this Section 3(F)(iii)(a), and payment of such amount shall terminate the Employee's rights to receive any and all other payments, rights or benefits pursuant to Sections 3(A), 3(B), 3(D), 4 and 5 of this Agreement, other than any payments, rights or benefits arising (x) pursuant to Section 3(E), Section 3(F)(iii), Section 3(G) or
     Section 12 of this Agreement, or (y) from any other agreement, plan or policy which by its terms or by operation of law provides for the

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

     continuation of such payments, rights or benefits after the termination of the Employee's employment relationship with the Company.

               (b) Such lump sum payment shall be in addition to and shall not be offset or reduced by any other amounts payable or that may become payable to the Employee or his beneficiaries by the Company, including, but not limited to, salary, severance pay, consulting fees, disability benefits, termination benefits, retirement benefits, life and health insurance benefits, or any other compensation or benefit payment that is part of any valid previous, current, or future contract, plan or agreement, written or oral, or any indemnification payments that may be or become payable to the Employee pursuant to the provisions of the Company's Certificate of Incorporation, By-laws or otherwise.

               (c) If Employee gives the Notice of Exercise, in addition to the lump sum payment under Section 3(F)(iii)(a) above, the Company shall pay to the Employee in a lump sum in cash within five (5) business days after the date of the Notice of Exercise the aggregate of the following amounts:

               (1) the sum of (A) the Employee's Base Salary through the date of Notice of Exercise, (B) the product of (x) the highest annual bonus paid or payable, including any bonus or portion thereof which has been earned but deferred, during the three year period immediately prior to the date of the Notice of Exercise (such amount being referred to as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of the Notice of Exercise and the denominator of which is 365 and (c) any accrued vacation pay, in each case to the extent not theretofore paid; and

               (2) the amount equal to the excess (without any present value discount) of (A) the actuarial equivalent of the benefit under the Company's qualified defined benefit retirement plan (the "Retirement Plan") (utilizing actuarial assumptions no less favorable to the Employee than those in effect under the Company's Retirement Plan immediately prior to the Change in Control), and the National Bank of Commerce Supplemental Employee Retirement Plan as Amended and Restated (the "SERP") which the Employee would receive if the Employee's employment continued for three years after the Notice of Exercise assuming for this purpose that all accrued benefits are fully vested and, assuming that the Employee's compensation in each of the three years is the Employee's highest Base Salary during the three year period immediately preceding the date of the Notice of Exercise and the Highest Annual Bonus, over (B) the actuarial equivalent of the Employee's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP as of the date of the Notice of Exercise; and

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

               (d) If the Employee gives the Notice of Exercise, for three (3) years after the date of the Notice of Exercise, or such longer period as may be provided by the term of the appropriate plan, program, practice or policy the Company shall continue to provide welfare benefits including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the Employee and/or the Employee's eligible dependents at least equal to those provided to the Employee at any time during the 120 day period immediately preceding the Change in Control or, if more favorable to the Employee, those provided generally at any time after the Change in Control to other peer executives of the Company and its affiliated companies; provided, however, that if the Employee becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Employee for retiree benefits pursuant to such plans, practices, programs and policies, the Employee shall be considered to have remained employed until three (3) years after the Notice of Exercise and to have retired on the last day of such period. In addition to, and not in limitation of, the benefits provided by the foregoing, after termination of the Employee's employment with the Company, the Company shall at least provide medical and dental insurance coverage for the Employee and his spouse for their lifetimes that is comparable to the medical and dental insurance coverage provided by the Company to its principal executive officers as of immediately prior to the Notice of Exercise, and the Company shall be entitled to credits for coverage to the Employee and his spouse provided by Medicare.

               (e) If the Employee gives the Notice of Exercise, the Employee shall be entitled to the provision of the benefits and services set forth in Section 4(D)(viii) and 4(H).

          G.  Employee's Expenses.  All costs and expenses (including reasonable
              -------------------
legal, accounting and other advisory fees) incurred by the Employee to (i) defend the validity of this Agreement, (ii) contest any determinations by the Company concerning the amounts payable (or reimbursable) by the Company to the Employee under this Agreement, (iii) determine in any tax year of the Employee the tax consequences to the Employee of any amounts payable (or reimbursable) under Section 3(E) or (C) hereof, or (iv) prepare responses to an Internal Revenue Service audit of, and to otherwise defend, his personal income tax return for any year which is the subject of any such audit, or an adverse determination, administrative proceedings or civil litigation arising therefrom that is occasioned by or related to an audit by the Internal Revenue Service of the Company's income tax returns, are, upon written demand by the Employee, to be promptly advanced or reimbursed to the Employee or paid directly, on a current basis, by the Company or its successor.

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          H.  Life Insurance.  During the term of this Agreement, the Company
              --------------
shall continue to maintain the split-dollar life insurance agreement with the Employee existing as of the Effective Date (the "Split Dollar Agreement") and, together with the Employee, continue to maintain the related life insurance policy owned by the Employee (the "Insurance Policy") and collaterally assigned to the Company (the "Collateral Assignment") providing coverage on the life of Employee for the benefit of the Employee's estate, beneficiaries designated by him, and/or trusts created by him as originally established and maintained under the prior employment agreement with Employee dated as of March 17, 2000 ("Prior Agreement"). Any exercise of the Insurance Policy Buy-Out Option (as defined below) by the Employee shall release the Company from any further obligation to maintain the Split Dollar Agreement and the Insurance Policy.


     4. TERMINATION, PART-TIME STATUS, AND REVISED COMPENSATION, DEATH,
        DISABILITY

          A.  Termination.  The employment of the Employee under this Agreement,
              -----------
while the Employee is on active status, may be terminated at any time by the Company, acting through its Board of Directors (and not a committee thereof),

               (i) for cause in the event of (x) the Employee's final conviction of a felony crime involving moral turpitude, or (y) the Employee's deliberate, intentional and continuing refusal to substantially perform his duties and obligations under this Agreement (except by reason of incapacity due to illness or accident) if he shall have either failed to remedy such alleged breach within 45 days from his receipt of written notice from the Secretary of the Company demanding that he remedy such alleged breach, or shall have failed to take reasonable steps in good faith to that end during such 45 day period and thereafter, provided that there shall have been delivered to the Employee a further notice after the end of such 45 day period asserting that the Board of Directors has determined that the Employee was guilty of conduct set forth in this clause (y), that the Employee has failed to take reasonable steps in good faith to remedy such alleged breach, and specifying the particulars thereof in detail, and provided further that the Employee thereafter shall have received a certified copy of a resolution of the Board of Directors of the Company adopted by the affirmative vote of not less than three-fourths (3/4) of the entire membership of the Board of Directors at a meeting called and held for that purpose and at which the Employee was given an opportunity to be heard, finding that the Employee was guilty of conduct set forth in this clause (y), that the Employee has failed to take reasonable steps in good faith to remedy such alleged breach, and specifying the particulars thereof in detail; provided, however, that (A) no act, or failure to act, on the part of the Employee shall be considered "deliberate" and "intentional" unless it is done, or omitted to be done, by the Employee in bad faith or without a reasonable belief that the Employee's action or omission was in the best interests of the

     Company, and (B) any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon instructions of the Chairman of the Board or based upon the advice of the Company's internal or external legal counsel shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interest of the Company.

               (ii) for cause upon a determination that the Employee has engaged in willful fraud or defalcation or other dishonesty involving the funds, assets or the operation of the Company, or

               (iii) for any reason in its sole discretion, upon written notice to the Employee effective on the thirtieth (30th) day after the Employee's receipt of such notice (the "Date of Termination").

          B.  Termination Payment For Cause.  In the event of termination of the
              -----------------------------
Employee's employment under this Agreement by the Company under either Section 4(A)(i) or (ii), the Employee shall only be entitled to receive the monthly or semi-monthly installment of his Base Salary being paid at the time of such termination and, if applicable, other compensation due hereunder, computed on a pro rata basis, up to the effective date of such termination.

          C.  (i)   Termination by Company Without Cause.  In the event the
                    ------------------------------------
Company shall give Employee notice of termination of the Employee's employment under this Agreement pursuant to Section 4(A) (iii):

          (a) the Company shall pay to the Employee a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

               (1) the sum of (x) the Employee's Base Salary through the Date of Termination to the extent not theretofore paid, (y) the product of (A) the bonus paid or payable to the Employee in respect of the last fiscal year ended prior to the Date of Termination, including any bonus or portion thereof which has been earned but deferred (and annualized for any fiscal year consisting of less than twelve (12) full months or during which the Employee was employed for less than twelve (12) full months) (such amount being referred to as the "Recent Annual Bonus") and (B) a fraction, the numerator of which is the number of days in the current compensation year through the Date of Termination, and the denominator of which is 365, and (z) any compensation previously deferred by the Employee (together with any accrued interest or earnings thereon) to the extent not theretofore paid (the sum of the amounts described in clauses (x), (y) and (z) shall be hereinafter referred to as the "Accrued Obligations"); and

               (2) the amount equal to the product of (x) the greater of (A) 48 months and (B) the number of months and portions thereof from the Date of Termination until the expiration of the term of employment hereunder (the "Continuation Period"), divided by twelve (12), and (y) the sum of (C) the Employee's Base Salary and (D) the Recent Annual Bonus;

          (b) the Option shall become immediately vested and fully exercisable and the restrictions on the Restricted Stock shall lapse immediately;

          (c) the Option and all options that are vested, but unexercised, as of the Date of Termination shall remain exercisable for the period during which they would have been exercisable absent the termination of the Employee's employment;

          (d) for the duration of the Continuation Period, the Employee and the Employee's dependants shall continue to be eligible to participate in the medical, dental and health benefit plans and arrangements applicable to the Employee immediately prior to the Date of Termination on the same terms and conditions as in effect for the Employee and the Employee's dependents immediately prior to the Date of Termination;

          (e) for the duration of the Continuation Period, the Company shall maintain the Split Dollar Agreement and continue to pay all premiums due under the Split Dollar Agreement and the Insurance Policy; provided, however, that upon or at any time prior to the expiration of the Continuation Period, the Employee or the then owner of the Insurance Policy may terminate the Split Dollar Agreement and the Collateral Assignment Agreement by paying to the Company an amount equal to the total amount of the premiums advance by the Company (or its predecessor and its affiliates) in accordance with the Split-Dollar Agreement as of the date of termination of the Split Dollar Agreement, minus any withdrawals of cash value or loan proceeds received by the Company or its affiliated companies from the face value of the Insurance Policy and which are made to the Company or its affiliates as of the date of the termination of the Split Dollar Agreement (such payment may, in the discretion of the Employee or other owner of the policy, be made in cash or may be accomplished by means of a loan or withdrawal of cash values of the Insurance Policy which is authorized by the Employee or such other owner of the Insurance Policy) (the "Insurance Policy Buy-Out Option"); and

          (f) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Employee any other amounts or benefits required to be paid or provided or which the Employee is eligible to receive under any plan program, policy or practice or contract or agreement of the Company and its affiliated companies through the Date of Termination ("Other Benefits").

               (ii) Termination by Employee for Cause. The Employee shall have
                    ---------------------------------
     the right at any time during his employment on active status, at his sole option and election, by giving written notice to the Secretary of the Company within six (6) months after the occurrence of the event(s) that are the basis for the giving of such notice, to terminate his employment under this Agreement effective on the 30th day following the date such notice is delivered to the Secretary of the Company , if:

               (a) the Company shall violate this Agreement in any material respect;

               (b) the Employee (other than by his own choice) shall not be reelected or reappointed by the Company to or shall be removed from (other than by reasons justifying such action by the Company under Sections 4(A)(i) or (ii), 4(E), or 4(F) of this Agreement) the offices and positions of President and Chief Executive Officer of the Company, a member of the Board of Directors and a member of the Executive Committee of the Board of Directors or such higher or additional office or position to which the Employee, with his consent, may subsequently be elected; or

               (c) the nature or scope of the duties, powers, authority, functions and responsibilities assigned to the Employee by the Company pursuant to this Agreement (or attached to the positions specified in Section 4(C)(ii)(b)) on the date hereof are increased, changed or diminished (without the Employee's express written consent) whether or not for cause (other than as defined in Section 4(A)(i) or (ii)), directly or indirectly, including, without limitation, any action or inaction which impairs or detracts in any respect from the Employee's ability to perform, carry out or exercise such duties, powers, authority, functions and responsibilities.

               On the 30th day following the date the notice described in this
     Section 4(C)(ii) is delivered to the Secretary of the Company, the Employee shall be entitled to receive the payments and benefits set forth in Section 4(C)(i)(a) through (f) above.

               (iii)   Part-time Status Election by Employee.  On or after April
                       -------------------------------------
     7, 2003, and while employed by the Company on active status, Employee shall have the right, in his sole discretion, to elect to be employed on part-time status until July 5, 2006 by giving prior written notice to the
     Secretary of the Company.   An election by the Employee under this Section
     4(C) (iii) shall become effective as soon as practicable and in any event no later than 60 days after the Secretary of the Company receives notice of such election.

               (iv)  Termination - Election by Employee.  Employee shall have
                     ----------------------------------
     the right at any time during his employment on active status, by giving written notice to the Secretary of the Company, to terminate the Employee's employment under this Agreement effective 90 days after the date on which such notice is given by the Employee. In the event the Employee shall make such election under this Section 4(C) (iv), the Employee shall, in addition to all other reimbursements, payments or other allowances required to be paid under this Agreement or under any other plan, agreement or policy which survives the termination of this Agreement, be paid his Base Salary payable during such 90 day period after the giving of such notice and a lump sum payment, payable by delivery of the Company's cashier's check within five (5) business days after the end of such 90 day period, in an amount equal to three (3) monthly installments of his Base Salary (less required tax withholding) in effect pursuant to Section 3(A) hereof at the time the Employee makes such election under this Section 4(C) (iv). Thereupon, this Agreement shall terminate and the Employee shall have no further rights under or be entitled to any other benefits of this Agreement, provided that the provisions of Sections 3 (E) and 3 (G), 6, 7, 8 and 12 shall survive such termination.

          D.  Employee's Rights on Part-Time Status.  During the period that the
              -------------------------------------
Employee is on part-time status:

               (i) The Company shall pay to the Employee a revised, guaranteed minimum annual base salary (the "Part-Time Base Salary") from the date the Employee goes on part-time status until July 5, 2006, in an amount equal to seventy-five percent (75%) of the average of the total annual direct compensation paid to the Employee by the Company (whether under this Agreement, a predecessor agreement or otherwise) for the two (2) highest of the three (3) compensation years immediately preceding the compensation year in which the notice specified in Section 4(C) (iii) or Section 4 (F) of this Agreement is given. As used in this Agreement, the phrase "total annual direct compensation" shall mean:

               (a) The gross amount of Base Salary (as from time to time adjusted) paid to the Employee during a compensation year; plus

               (b) All other forms of direct compensation attributable to that specific compensation year whether or not actually paid to the Employee during a subsequent compensation year. Direct compensation for purposes of this Section 4(D)(i) shall include, but not be limited to, allowances or incentive or supplemental compensation awards made to the Employee and any amounts paid by the Company for the benefit of the Employee into any savings, deferred compensation or similar Company-sponsored plan or arrangement,. Direct compensation shall not include (x) any amounts that must be recognized as compensation in any such compensation year as a result of the Employee's exercise of a stock option, exercise of a stock appreciation right, disqualified disposition of stock acquired pursuant to the exercise of an incentive stock option or receipt of an award or unit of the Company's (or any successor's) stock, or (y) any amounts received by the Employee during a compensation year which would, as hereinabove provided, be taken into account in computing the direct compensation for a prior compensation year. Direct compensation shall also not include any amounts received by the Employee in connection with the merger of the Company with CCB Financial Corporation;

               (ii) The Part-Time Base Salary payable by the Company to the Employee pursuant to this Section 4(D) shall be increased (but not decreased) annually on the first anniversary of the date of the Employee's going on part-time status and each anniversary thereof, on a compound basis, by the same percentage increase (if any) in the Consumer Price Index for All Urban Consumer's - All Items Index, for Region/population size class cross classification for South/B (or any substantially similar index published for the same area) as published by the U.S. Department of Labor, Bureau of Labor Statistics for the twelve (12) month period immediately preceding the first anniversary of the date of the Employee's going on part-time status or the twelve (12) month period immediately preceding each anniversary thereof, as applicable;

               (iii) The Employee shall continue to participate (at not less than his highest levels of participation or coverage during the last twelve
     (12) months the Employee was on active status) in all of the Company's pension, group life/medical/dental/accidental disability insurance, thrift, savings, deferred compensation, stock option, unit or award plans, vacation plans, automobile allowances and other benefit plans, fringe benefits, allowances and accommodations of employment on active status that are afforded to the principal executive officers of the Company (including, without limitation, the security alarm system at the Employee's personal residence). No change from active to part-time status by the Employee pursuant to any provision of this Agreement shall be deemed to constitute a termination or cessation of the Employee's employment or a break in the Employee's continuous employment for purposes of any stock option or other equity award agreement between the Employee and the Company under any stock option or equity incentive plans of the Company. Subject to the terms of such stock option or equity award agreements and related stock or equity incentive plans, nothing in this Agreement and no action by the Company or the Employee pursuant to any provision of this Agreement shall (x) interrupt or prevent the orderly vesting of the Employee in his stock options or other equity awards or accelerate the time at which Employee would otherwise be entitled to exercise his stock options or other equity awards in accordance with the terms of such stock option or equity award agreements and related stock option or equity incentive plans, or (y) cause the Employee's stock options or other equity incentive awards to expire earlier than they otherwise would under such stock option or equity award agreements and stock or equity incentive plans;

               (iv) If the Employee is on part-time status by virtue of action taken by him pursuant to Section 4(C)(iii), hereunder, the Employee may only engage in part-time employment with other employers which does not require him to devote substantially all of his time to any other business activity;

               (v) This Agreement and the Employee's continuing employment on part-time status may be terminated at any time by the Company (x) pursuant to the provisions of Section 4(A)(i) or (ii), or (y) acting through its Board of Directors (and not a committee thereof) if the Employee violates the provisions of any of Sections 6, 7 or 8;

               (vi) While on part-time status and except as otherwise required herein, the Employee shall not be required to perform any regular duties for the Company (except to provide such services consistent with the Employee's educational background, experience and prior positions with the Company, as may be acceptable to the Employee) or to seek or accept additional employment with any other employer (although the Employee shall be free to do so as long as accepting such additional employment or engaging in other business activity is not in conflict in any material respect with the limitations set forth in Section 4(D) (iv) or Section 6 of this Agreement). If the Employee, at his discretion, shall accept any such additional employment or engage in any such other business activity consistent with Section 6 of this Agreement, there shall be no offset, reduction or effect upon any rights, benefits or payments to which the Employee is entitled pursuant to this Agreement. Furthermore, the Employee shall have no obligation to account for, remit, rebate or pay over to the Company any compensation or other amounts earned or derived in connection with such additional employment or business activity consistent with
     Section 6 of this Agreement;

               (vii) The Employee shall, however, make himself generally available for special projects or to consult with the Company and its employees at such times and at such places as may be reasonably requested by the Company and which shall be reasonably satisfactory to the Employee and consistent with the Employee's regular duties and responsibilities in the course of his other employment, if any; and

               (viii) While on part-time status, the Company shall continue to provide the Employee with either the same or, at the Company's election, at a different location within the same general geographic area, alternate office space, furnishings, facilities, reserved parking, supplies, services, equipment, secretarial and administrative assistance that are in each case at least commensurate with the size and quality of that which are provided to the other principal executive officers of the Company. The Company and Employee may mutually agree upon an equivalent monthly cash allowance in lieu of the Employee being provided all or any part of these items. The Company shall have no obligation to provide for or furnish these items if such items are being furnished or provided for in comparable fashion by another employer. On and after the termination of the Employee pursuant to Section 4(C)(i), 4(C)(ii) or 4(C)(iii) or the Employee's retirement as an employee of the Company or after the termination of this Agreement by the election of the Employee to take a lump sum payment upon a Change in Control as provided in Section 3(F), the Company agrees to provide to the Employee until such time as the Employee reaches age 70 with either the same or, at the Company's election, at a different location within the same general geographic area, alternate office space, furnishings, facilities, reserved parking, supplies, services, equipment, secretarial and administrative assistance that are in each case at least commensurate with the size and quality of that which are provided to the other principal executive officers of the Company. The Company and the Employee may mutually agree upon an equivalent monthly cash allowance in lieu of the Employee being provided all or any part of these items. The Company shall have no obligation to provide for or furnish these items if
     (i) the Employee has obtained a full time position with another employer, and (ii) such items are being furnished or provided for in comparable fashion by such other employer.

     E.  Death.  In the event of the Employee's death during the term of his
         -----
employment hereunder, the Company shall pay a death benefit to the Employee's surviving spouse or (if his spouse shall not survive him) to the Employee's estate equal to two (2) times his annual Base Salary or Part-Time Base Salary then payable pursuant to Sections 3(A) or 4(D), as the case may be, such death benefit to be paid in 48 equal monthly installments commencing on the first day of the month following the date of death of the Employee. Further, the Company shall pay to the Employee's surviving spouse or estate, as applicable, his Base Salary through the date of the Employee's death to the extent not theretofore paid to him and, to the extent not theretofore paid or provided, shall pay or provide the Other Benefits. In addition, the Option shall become immediately and fully exercisable and the restrictions on the Restricted Stock shall lapse immediately. All stock options that vested prior to the date of death shall remain exercisable for the longer of twelve (12) months or the exercise period in effect immediately prior to the date of death, and the Employee's rights to all benefits under all benefit plans that are "non-qualified" plans shall be 100% vested regardless of the Employee's age and years of service, at the time of the Employee's death.

     F.   Disability.  The Employee shall be covered by the Company's disability
          ----------
benefit plan as such plan may from time to time exist. The Company may eliminate or change the terms and conditions of said plan at its discretion with no liability to the Employee other than the liability, if any, under such plan which may have accrued up to the elimination or change of such plan. If, because of physical or mental illness or personal injury while the Employee is on active status or part-time status, the Employee shall become permanently unable or disabled such that he is unable to perform, and in all reasonable medical likelihood, is going to continue indefinitely to be unable to perform his normal duties in his regular manner, as determined by independent, competent medical authority ("Disability);

               (i) if such Disability determination occurs while the Employee is on active status, the Company may elect (but shall not be obligated) to terminate the Employee's employment under this Agreement on a date which is not less than three (3) years after the date on which written notice of such termination is received by the Employee in which event the Employee shall be placed on part-time status, and the Company shall pay to the Employee the Part-Time Base Salary payable pursuant to Section 4(D) for the greater of (x) the balance of the period remaining under the term of this Agreement, or (y) for three years; or

               (ii) if such Disability determination occurs while the Employee is on part-time status pursuant to Section 4(C)(iii), the Company shall continue to pay to the Employee the amount of his Part-Time Base Salary then payable for the greater of (x) the balance of the period remaining under the term of this Agreement, or (y) for one (1) year; reduced, in any case however, by the amount of any payments made to the Employee under the coverage then afforded to the Employee by the Company's Disability benefit plan in effect at the time such Disability determination is made. The Employee shall, during such disability and until the effective date of the termination of this Agreement and of payments hereunder by the Company to the Employee, continue to enjoy all other applicable benefits of employment that would otherwise pertain to continued employment on part-time status pursuant to this Agreement.

     G.  Return of Property.  Upon termination of the Employee's employment
         ------------------
under this Agreement, however brought about, the Employee (or his representatives) shall promptly deliver and return to the Company all the Company's property including, but not limited to, credit cards, manuals, customer lists, financial data, letters, notes, notebooks, reports and copies of any of the above, and any tangible Protected Information (as defined in Section
7) which is in the possession or under the control of the Employee.

     H.  Post-Retirement Medical Benefits.  On and after the termination of the
         --------------------------------
Employee pursuant to Section 3(F), Section 4(C)(i), 4(C)(ii) or 4(C)(iii) or the Employee's retirement as an employee of the Company,, the Company shall provide medical and dental insurance coverage for the Employee and his spouse for their lifetimes that is comparable to the medical and dental insurance coverage provided by the Company to its principal executive officers as of the date of the Employee's termination or retirement, as applicable.. The Company shall be entitled to credits for coverage to Employee and his spouse provided by Medicare. For purposes of this Agreement, Employee shall not be deemed to have retired until after the expiration of his part-time status under Section 4(C)(iii) of this Agreement.

     I.    Affiliate Status; Stock Options.  After the termination of the
           -------------------------------
Employee's employment on active or part-time status, other than pursuant to
Section 4(A)(i) or (ii), he shall remain an

"affiliate" of the Company and, as partial consideration for such right, shall continue to be available to consult with the Company and its employees at such times and at such places as may be reasonably convenient and acceptable to him and in such manner as may be consistent with his educational background, experience and prior positions with the Company and with his regular duties and responsibilities in the course of any other employment he may have. All existing and hereafter granted stock options and other equity awards in favor of the Employee shall vest according to their terms while he is serving as an affiliate hereunder and he may exercise such options and other equity awards within the time periods granted under all such stock option and other equity award plans pursuant to which the stock options or awards were or are granted. Upon the final exercise or expiration of all such stock options and other equity awards, the Employee's status as an "affiliate" shall terminate.

     5.   OTHER EMPLOYEE RIGHTS

          A. The Employee is authorized to incur reasonable business expenses while on active status as an employee of the Company, including expenses for meals, entertainment, hotel and air travel, telephone, automobile, dues, club expenses, fees, and similar items and shall be entitled to incur such reasonable business expenses, determined commensurate with the extent of his consultation hereunder, while on part-time status with the Company. The Company shall either pay directly or promptly reimburse the Employee for such expenses upon the presentment by the Employee from time to time of an itemized accounting (as reasonably required by the Company's policies) of such expenditures for which reimbursement is sought.

          B. The Employee shall be provided by the Company with office space, furnishings and facilities, reserved parking, secretarial and administrative assistance, supplies and equipment commensurate with the size and quality of that which is being provided to the Employee on the Effective Date, but in no event less than the same as are provided from time to time to the Company's Chairman of the Board.

          C. The Employee shall not be required to move his principal place of residence from Memphis, Tennessee or to perform regular duties which could reasonably be expected to require such move against his wish and the Company agrees that no animosity or prejudice will be held against the Employee in the event the Company should request such a move and the Employee declines such request.

     6.   COVENANT NOT TO COMPETE

          A. The Employee recognizes that in the highly competitive business in which the Company is engaged, personal contact is of primary importance in securing new customers and in retaining the accounts and goodwill of present customers and protecting the business of the Company. The Employee, therefore, agrees that at all times during the term of his employment here under and for a period of two (2) years after the termination of his employment hereunder, he will not, for himself or on behalf of any person, corporation, association or other entity other than the
Company:

          (i) engage in the commercial banking business within any county in any state in which the Company or any corporation or other entity owned or controlled by it maintains an office or is engaged in the commercial banking business that produced in excess of 5% of the net income after tax of the Company on a consolidated basis for the twelve (12) months prior to the date of termination of employment; or

          (ii) directly or indirectly solicit or attempt to solicit business from any customer of the Company existing on the date of termination of such employment; provided, however, that this covenant not to compete shall not apply after a termination of employment if such termination occurs for cause under Section 4(A)(i) or (ii).

     B. If the provisions of this Section 6 are violated, in whole or in part, the Company shall be entitled, upon application to any court of proper jurisdiction, to a temporary restraining order or preliminary injunction (without the necessity of posting any bond with respect thereto) to restrain and enjoin the Employee from such violation without prejudice to any other remedies the Company may have at law or in equity. Further, in the event that the provisions of this Section 6 should ever be deemed to exceed the time, geographic or occupational limitations permitted by the applicable laws, the Employee and the Company agree that such provisions shall be and are hereby reformed to the maximum time, geographic or occupational limitations permitted by the applicable laws. The provisions of this Section 6 shall survive the termination of the Employee's employment or expiration or termination of this Agreement.

     7.   DISCLOSURE OF INFORMATION

          The Employee recognizes and acknowledges that he has access to confidential information concerning the Company, its subsidiaries and the corporations affiliated with the Company of a special and unique value which includes (but is not limited to) the books and records relating to operations, finance, accounting, loans, investments, personnel and management; written policies and other printed matter relating particularly to operations such as customer names and addresses and customer financial information. The Employee also recognizes that a portion of the Company's business is dependent upon a large number of trade secrets, including secret formulations, techniques, methods, processes, data and the like. The Employee acknowledges and agrees that protection of these trade secrets and confidential information (collectively "Protected Information") against unauthorized disclosure and use is of critical importance to the Company, and the Employee therefore agrees that he will not at any time, either while employed by the Company or afterwards, make any independent use of, or knowingly disclose to any other person or organization (except as required by regulatory authority or by a court or as authorized by the Company) any of the trade secrets or other confidential proprietary information of the Company, whether patentable or not. In the event of a breach or threatened breach by the Employee of the provisions of this Section 7, the Company shall be entitled to an injunction restraining the Employee from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Employee.

     8.   EMPLOYEE CONDUCT

          A. The Employee represents and agrees with the Company that he will not knowingly make any disbursement or other payment of any kind or character out of the compensation paid or expenses reimbursed to him pursuant hereto or with any other fund, which contravene, in any material respect, any policy of the Company or, in any material respect, any applicable statute, rule, regulation or order of any jurisdiction, foreign or domestic. The Employee further agrees to indemnify and save harmless the Company from any liabilities, obligations, claims, penalties, fines or losses resulting from any unauthorized or unlawful acts of the Employee which contravene in any material respect any policy of the Company or any statute, rule, regulation or order of any jurisdiction, foreign or domestic, applicable to the Employee or the Company. The provisions of this Section 8 shall survive the dissolution or termination of the Employee's employment under this Agreement.

          B. The Employee acknowledges that he has been furnished with a current copy of the Employee Handbook of the Company dated 9/90, that he has read and understands such policies and procedures set forth in such Handbook, (and will read and become familiar with any revisions or supplements to this Handbook), that he understands such policies and procedures are applicable to the Employee in the performance of his duties and job performance for the Company, and that he agrees to observe in all material respects the Company's policies and procedures in the conduct by the Employee of his employment duties for the Company.

          C. The Employee agrees to disclose honestly and fully all information and documentation in his possession concerning all transactions or events relating to or affecting the Company or any entity owned or controlled by (or otherwise affiliated with) the Company, as and to the extent such information or documentation is requested by the Company or the authorized representatives thereof; provided that if the Employee indicates to the Company that the information or documentation requested is privileged, confidential or personally sensitive, appropriate steps will be taken to attempt to protect such privilege, confidentiality or privacy to the extent possible consistent with the ethical and legal obligations applicable to the Company, but neither such assertions by the Employee nor the undertakings attempted by the Company with respect thereto shall qualify the unconditional disclosure obligation of the Employee set forth above.

     9.   GENERAL PROVISIONS

          A. In case any one or more of the provisions of this Agreement shall, for any reason, be held or found by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, (i) such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, (ii) this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein (except that this Section 9(A)(ii) shall not prohibit any modification allowed under Section 6 hereof), and (iii) if the effect of a holding or finding that any such provision is invalid, illegal or unenforceable is to modify to the Employee's detriment, reduce or eliminate any compensation, reimbursement, payment, allowance or other benefit to the Employee intended by the Company and the Employee in entering into this Agreement, the Company shall promptly negotiate and enter into an agreement with the Employee containing alternative provisions (reasonably acceptable to the Employee), that will restore to the Employee (to the extent lawfully permissible) substantially the same economic, substantive and income tax benefits the Employee would have enjoyed had any such provision of this Agreement been upheld as legal, valid and enforceable. A party's failure to insist upon strict compliance with any provision of this Agreement shall not be deemed a waiver by such party of such provision or of any other provision of this Agreement.

          B. The Employee acknowledges receipt of an executed original copy of this Agreement (together with any attachments hereto) and agrees that, with respect to the subject matter hereof, it is the entire agreement between the Employee and the Company. Any other oral or written representations, understandings or agreements between the Employee and the Company covering the same subject matter which are in conflict with this Agreement are hereby merged into and superseded by the provisions of this Agreement.

          C. The Company shall have no right of set-off or counterclaim in respect of any debt or other obligation of the Employee to the Company against any payment or other obligation of the Company to the Employee provided for in this Agreement or pursuant to any other plan, agreement or policy.

          D. No provision of this Agreement may be amended, modified or waived except pursuant to a writing signed by the Employee and by a person duly authorized by the Board of Directors.

          E. No right to or interest in any compensation or reimbursement payable hereunder shall be assignable or divisible by the Employee; provided, however, that this provision shall not preclude the Employee from designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude his executor or administrator from assigning any right hereunder to the person or persons entitled thereto.

          F. The headings of Sections and subsections hereof are included herein solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

          G. (i) The Company consents with respect to any action, suit or other legal proceeding pertaining directly to this Agreement or to the interpretation of or enforcement of any of the Employee's or the Company's rights or obligations hereunder, to service of process in the State of Tennessee and service of same at One Commerce Square, Memphis, Tennessee 38150 upon any executive officer of the Company. The Company irrevocably (a) agrees that any such suit, action or legal proceeding may be brought in the courts of such state or the United States District Court for the Western District of Tennessee, Western Division , (b) consents to the jurisdiction of each such court in any such suit, action or legal proceeding and (c) waives any objection it may have to the laying of venue of any such suit, action or legal proceeding in any of such courts.

              (ii) This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Tennessee.

          H. This Agreement may not be assigned, partitioned, subdivided, pledged, or hypothecated in whole or in part without the express prior written consent of the Employee and Company. This Agreement shall not be terminated either by the voluntary or involuntary dissolution or the winding up of the affairs of the Company, or by any merger or consolidation wherein the Company is not the surviving corporation, or by any transfer of all or substantially all of the Company's assets on a consolidated basis. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the surviving corporation or to the corporation to which such assets shall be transferred.

          I. If any amounts which are required or determined to be paid or payable or reimbursed or reimbursable to the Employee under this Agreement (or under any other plan, agreement, policy or arrangement with the Company) are not so paid promptly at the times provided herein or therein, such amounts shall accrue interest compounded daily at the annual percentage rate which is two percentage points (2%) above the interest rate which is established by the Company's primary banking subsidiary, from time to time, as its Prime Rate, from the date such amounts were required or determined to have been paid or payable or reimbursed or reimbursable to the Employee until such amounts and any interest accrued thereon are finally and fully paid; provided, however, that in no event shall the amount of interest contracted for, charged or received hereunder exceed the maximum non-usurious amount of interest allowed by applicable law.

          J. The Company agrees with the Employee that, except to the extent required by law, it will not make or publish, without the express prior written consent of the Employee, any written or oral statement concerning the terms of the Employee's employment relationship with the Company and will not, if the Employee goes on part-time status for any reason or severs his employment with the Company, make or publish any written or oral statement concerning the Employee including, without limitation, his work-related performance or the reasons or basis for the Employee going on part-time status or severing his employment relationship with the Company.

     10.  TERMINATION OF PRIOR AGREEMENTS

     This Agreement shall terminate and supersede any and all prior written or oral agreements or understandings existing between the Company and the Employee with respect to employment or compensation, including the Prior Agreement and the Employment Agreement, dated as of July 5, 2000, to be effective upon a "Change in Control", and the Company and the Employee hereby mutually release and discharge each other from any further obligation, liability or responsibility under any of the foregoing.

     11.  NOTICES

     Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given, except as otherwise specifically provided herein, when delivered in person or when deposited in the U.S. mail, registered or certified, postage prepaid, and mailed to the respective addresses set forth herein. Either party may change his or its address for notices hereunder by notifying the other party in writing of the respective party's change of address.

     12.  DISPUTES; PAYMENT OF ATTORNEYS' FEES

     If at any time during the term of this Agreement or afterwards there should arise any dispute as to the validity, interpretation or application of any term or condition of this Agreement, the Company agrees, upon written demand by the Employee to promptly provide sums sufficient to pay on a current basis the Employee's costs and reasonable attorneys' fees (including expenses of investigation and the fees and expenses of experts, etc.) incurred by the Employee in connection with any such dispute or any litigation, (x) provided that the Employee shall repay any such amounts paid or advanced if the Employee is not the prevailing party with respect to any dispute or litigation arising under Sections 6, 7 or 8, or (y) regardless of whether the Employee is the prevailing party in a dispute or in litigation involving any other provision of this Agreement, provided that the court in which such litigation is first initiated determines with respect to this obligation, upon application of either party hereto, that the Employee did not initiate frivolously such litigation. Under no circumstances shall the Employee be obligated to pay or reimburse the Company for any attorneys'

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

fees, costs or expenses incurred by the Company. The provisions of this Section 12 shall survive the expiration or termination of this Agreement and of the Employee's employment hereunder.


     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year indicated above.


                                    /s/ Ernest C. Roessler
                              ---------------------------------------
                                    Ernest C. Roessler
                                    173 Ascot Park Common
                                    Memphis, Tennessee 38120


                              NATIONAL COMMERCE
                              FINANCIAL CORPORATION


                              By: /s/ W. Neeley Mallory, Jr.
                                 ------------------------------------
                                    W. Neely Mallory, Jr.
                                    Chairman, Compensation Committee

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